Insight Medical Group, Business Plan Overview

AnuCyte: Measuring Chromosomal Imbalance to Detect Cancer

TABLE OF CONTENTS

1 Overview of the AnuCyte System *

1.1 System Testing *

1.2 Sample Output of the AnuCyte System *

2 Business Summary *

2.1 MARKETS *

2.1.1 Prostate Cancer *

2.1.2 Cervical Cancer *

2.1.3 Bladder Cancer *

2.2 UNIQUE MARKETING OPPORTUNITY *

2.2.1 MARKET PROJECTIONS *

2.2.2 SUMMARY OF MARKETING OPPORTUNITY *

3 Failure of Current Cancer Theories and the Rise of Chromosomal Imbalance Theory *

3.1 Failure of Gene-Mutation theory *

3.2 The Rise of Chromosomal Imbalance *

3.3 100% Correlation between cancer and chromosomal imbalance *

3.4 Theory Comparisons *

3.5 Chromosomal Imbalance the most direct, simple, and accurate way to detect cancer *

4 Cancer Detection Markets *

4.1 Prostate & Cervical Cancers *

5 Key Science Team Members *

6 MARKET OPPORTUNITY *

6.1 Prostate Cancer *

6.2 Cervical Cancer *

7 Product Development Strategy and Market Entry *

7.1 Option A: prostate cancer diagnosis *

7.2 Option B: cervical cancer diagnosis *

8 COMPETITION *

8.1 Prostate Cancer *

8.2 Cervical Cancer *

8.3 Microscope/Imaging Systems *

8.3.1 Fluorescence Microscopy Industry *

8.3.2 Conventional Light Microscopy *

9 STATEMENT OF RISKS *

9.1 Limited History with No Profitable Operations *

9.2 Dependence on Key and Professional Personnel *

9.3 Dependence on Strategic Partners, Alliances and Sub-contractors *

9.4 FDA approval and Convincing Medical Professionals to Request AnuCyte Tests *

9.5 Competition *

9.6 Time to Market *

9.7 Revenue Projections *

9.8 Product Liability Potential *

10 SALES PROJECTIONS *

10.1 Prostate Cancer Diagnosis *

10.2 Entry into the competition-free 'indeterminate' Cervical cancer market *

10.3 Overall Cancer Diagnostic Marketplace *

10.4 Summary and Background for Revenue Modeling *

10.4.1 Spreadsheet: ASCUS Revenue Projections *

10.4.2 Spreadsheet: Prostate Cancer Diagnostics Revenue Projections *

11 REFERENCES *

1 Overview of the AnuCyte System

In the last several years, scientific breakthroughs in DNA probe technology, advancements in detection instrumentation, and inexpensive computing power have made it possible to construct an automated system for the routine detection of aneuploidy (chromosomal imbalance) in real-world human specimens. AnuCyte is the first commercial high-throughput image cytometer, to quantify chromosomal imbalance for the purpose of detecting all solid cancers. AnuCyte will enable clinical laboratories to test millions of patient specimens rapidly and accurately for all types of cancer.

AnuCyte is not an add-on feature of existing commercial microscopes. It is constructed for the specific purpose of diagnosing cancer in human specimens, thus providing unparalleled sensitivity and specificity. Because our system is assembled from standard components, it is simple to manufacture and maintain. AnuCyte features: 1) a proprietary method of sample preparation, 2) an automated, high-throughput image cytometer using proprietary control software, 3) proprietary software that analyzes aneuploid cells from the digital fluorescence signals attached to chromosomes, and 4) a printed report containing: (a) patient and physician information, (b) table of normal and aneuploid cells present, (c) histogram for quick inspection of results, (d) images of normal and aneuploid cells that are representative of the sample.

As discussed below, measuring chromosomal imbalance is the absolute method of distinguishing cancerous and precancerous cells from normal. Therefore, Management believes the automated, high-throughput analysis of chromosomal imbalance will necessarily increase accuracy, result in lower cost per sample, and increase throughput by at least ten-fold compared to manual inspection.

1.1 System Testing

In collaboration with the Cleveland Clinic and Texas Southwestern University, AnuCyte has successfully detected cancerous and precancerous aneuploid cells in hundreds of cervical samples and scores of fine needle aspirates from breast tumors.

The system worked as anticipated and as designed. It demonstrated its ability to accurately detect cancer using automated measurement of chromosomal imbalance within the nuclei of cells.

1.2 Sample Output of the AnuCyte System

AnuCyte Report

Patient Name	**John Doe**	**Lab Reference**	**#1666-lab**
Ordering Physician	Peter Right	Collection Date	Feb. 2, 2004
Ordering Facility	MEDUNSA	Received Date	Feb. 8, 2004
Medical Record	AX-90-04	Reported Date	Feb. 10, 2004
Pathology Reference	#1666-A	Specimen Site (e.g. breast)	bladder
Date of birth,	Jan. 15, 1955	Male ☒ Female ☐	

Cancer Prognostic Panel

Sample Report

Assay Results		Prognostic Significance
No. of cells on slide	76 000	——
No of suspect cells	32 200	Unfavorable
fraction of total	**0.45**	
No. of aneuploid* cells	24 300	**Very Unfavorable**
fraction of total	**0.32**	
No. of cells >4 signals	5 320	**Very Unfavorable**
fraction of total	**0.07**	
Cytology/Histology	HSIL	Unfavorable

*Cell with three or more FISH signals qualifies as aneuploid.

Patient ID
Fraction of cells
70
60
50
40
30
20
10
0
normal 2
3
4
5
>5
No. of Signals

Very Unfavorable Histogram

Detailed findings

Typical images of the aneuploid cells[1]

X coordinate	Y coordinate	Morphology score	Significant Findings: FITC spots	Significant Findings: RED spots	DAPI	FITC	RED
10.1, 10.9 31.2, 57.0 07.0, **91.4** 88.2,	22.3, 66.8 30.1, 19.5 89.7, **55.2** 64.5	89	3, 4, 3, 3, 4, **4**, 3	4, 4, 4, 4, 3, **4**, 4			
12.4, 21.9 **91.4**, 66.3	20.1, 23.0 **55.2**, 19.5	98	4, 3, **4**, 3	4, 4, **4**, 4			

[1]Coordinates of all cells are saved for further review as needed.

Comments

Pathologist Signature date

2 Business Summary

We plan to generate revenue through marketing cancer detection and analysis services using our automated, state-of-the-art Fluorescence In situ Hybridization (FISH) microscope that measures chromosome imbalance (aneuploidy) to detect/diagnose cancer cells. Management is not aware of any such system currently in existence. We will market this service directly to clinical labs, pathologists, hospitals, and other organizations currently performing cancer diagnostic work.

2.1 MARKETS

2.1.1 Prostate Cancer

There are estimated to be more than 218,000 new cases of prostate cancer diagnosed in the USA in 2007 and over 27, 000 deaths . The prostate biopsy market was $240 million in 1997, which will continue to grow over the next 20 years as the "Baby Boomers" reach retirement age. As the population ages, prostate cancer can be expected to increase over the next ten to twenty years. Prostate cancer is one of the most difficult to definitively diagnose using conventional techniques.

However, current clinical laboratory methods cannot determine the cancer status of intermediate grade tumors, which account for the majority of prostate tumors . The measurement of chromosomal imbalance (aneuploidy) provides clinically useful prognostic information for patients with these intermediate grade tumors. However, pathologists do not perform chromosomal analysis in deciding if cancer is present in prostate biopsies because there is a lack of appropriate instrumentation. AnuCyte's automated microscope will fill the instrumentation void and allow pathologists to correctly characterize the intermediate grade prostate tumors (see Product Opportunity: Prostate Cancer). As a start up company with no operational history concerning the AnuCyte System, there are significant assumptions and risks associated with our ability to successfully introduce AnyCyte into the market as discussed in Section 9 below. However, based on the figures discussed above and the assumption that we can both fund this expansion and penetrate these markets, we believe that we can potentially capture up to 25% of the prostate cancer diagnostics revenue the first year on the market. If we can capture this percentage of the market as we hope, revenues of $12 million could be obtained the first year on the market and over $50 million by the end of the third year (equating to 70% of the prostate cancer diagnostics revenue) (see Fig. 1b and Projections and discussion of assumptions and risks).

2.1.2 Cervical Cancer

Based on Management's research () , Each year more than 100 million Pap smears are collected worldwide, with over 55 million being performed in the USA alone at a cost of $5-20 per test. This puts the Pap smear market in the USA at $1 billion annually. We will not attempt initially to compete in the Pap smear screening market, which is well established and limited to low costs per test (see Markets and Competition). Instead, we will pioneer the competition-free market of eliminating the 2-5 million annual ASCUS (indeterminate) cervical specimens . It is well-known in the industry that at present there is no other test or technique for eliminating indeterminate results.

Measuring aneuploidy in cervical smears is an independent predictor of biological outcome and should readily sort out the non-cancerous cells, precancerous cells, and cancerous cells in the ASCUS population (see Product Opportunity: Cervical Cancer). Since eliminating ASCUS is a completely untapped market at present, through discussions with leaders in the field, we estimate that we can charge $100 (Management has chosen the figure of $100 as market-competitive and comparably priced to other tests in use today as per our conversations and research with industry veterans and therefore believes the amount to be reasonable and justified.) to properly classify an indeterminate Pap smear, which represents a potential USA market of $220-440 million annually. As a start up company with no operational history concerning the AnuCyte System, there are significant assumptions and risks associated with our ability to successfully introduce AnyCyte into the market as discussed in Section 9 below. However, based on the figures discussed above and the assumption that we can both fund this expansion and penetrate these markets, we believe that we can potentially capture up to 5% of the ASCUS cervical cancer diagnostics revenue the first year on the market. If we can capture this percentage of the market as we hope, revenues of $16.5 million could be obtained the first year on the market and $50 million by the end of the third year (equating to 15% of the ASCUS cervical cancer diagnostics revenue) (see Fig. 1b and Projections).

2.1.3 Bladder Cancer

Bladder cancer is the fifth most common cancer in the USA . There are more than 50,000 new cases a year and more than 10,000 deaths. Of special interest is carcinoma in situ of the bladder, presenting problems of diagnosis and unpredictable behavior. Management believes the Bladder Cancer market to be a viable market for entry of our product. Since our AnuCyte system works for all cancer types, we feel the issues surrounding properly detecting bladder cancer can be addressed with our service. We have no immediate plans to enter this market proactively. We will however accept bladder cell samples for analysis should the test be requested by customers.

2.2 UNIQUE MARKETING OPPORTUNITY

Principals of the company have contributed to basic scientific cancer research by showing how and why cancer can best be diagnosed by measuring the level of the abnormal number of chromosomes (aneuploidy) in cells. Based on 11 years of research and development work on aneuploidy and cancer, we believe we are the first to have converted this aneuploidy research into a completely integrated and automated FISH system to diagnose (Option A) the majority of prostate tumors, which cannot be determined by current clinical laboratory methods, and (Option B) to pioneer the competition-free market of 2-5 million ASCUS (indeterminate) Pap smears generated annually. This system can work for any tissue sample to detect cancer and not just for the limited number of markets so far of interest to the company.

2.2.1 MARKET PROJECTIONS

There are significant assumptions and risks associated with our ability to successfully introduce AnyCyte into the market as discussed in Section 9 below and these projection results may not be realized at all or in fact differ materially from what we project. We state (Option A) prostate and (Option B) cervical cancer revenues 5 years after funding is secured with market entry in year 2007 (see Projections).
	2007	2008	2009
Prostate	12,500	32,800	53,000
Cervical	16,500	33,000	49,500

2.2.2 SUMMARY OF MARKETING OPPORTUNITY

According to a Frost & Sullivan report, applying DNA probe technology to clinical diagnoses represents a large untapped market worth hundreds of millions of dollars . In contrast to the current (and so far unproductive) approach of focusing on specific genes for each of the hundreds of different cancers, we will provide the first automated microscope system that uses Fluorescence In situ Hybridization (FISH) to clinically diagnose the broad spectrum of cancers by measuring aneuploidy (abnormal number of chromosomes).

Cancer detection in the clinical lab (where analysis is performed as a part of patient health care rather than a research lab) currently suffers from a general lack of automated diagnosis of solid cancers using "state-of-the-art" technologies . The research community, on the other hand, is addressed well through the offering of a large and growing number of different fluorescent DNA probes provided by Vysis, Oncor, and others (see Competition) for the study of cancer and carcinogensis. However, the needs of the clinical diagnostic laboratories are very different. The sheer volume of clinical tests requires an entirely different strategy than that of the research setting. For example, a test like the Pap smear for cervical cancer is performed over 55 million times each year in the USA alone . In addition, the lack of accuracy is distressingly high in evaluating Pap smears: False negative rates are typically 20-25% , but can run as high as 50% . The extent of false positive results is not generally reported but can run as high as 20%.

The question is, why haven't the DNA probe technologies of the 1990s moved dramatically into the clinical market? In our opinion, the chief roadblock is the prevailing, but terminally and demonstrably flawed, oncogene/tumor suppressor theory of cancer itself . Essentially all current thinking about the genetics of cancer is contained within the gene mutation hypothesis, which contends that mutation causes cancer by activating certain cellular genes, converting them to dominant cancer genes (oncogenes), and inactivating other, tumor suppressor, genes . The gene mutation hypothesis, which once promised a relatively simple entry into the massively disregulated genetic programs of the cancer cell, has become so burdened with the complexity of its details that it has become an empirical exercise devoid of theoretical and explanatory power (see Table I below).

3 Failure of Current Cancer Theories and the Rise of Chromosomal Imbalance Theory

3.1 Failure of Gene-Mutation theory

The gene mutation hypothesis is problematic in a number of ways:

1) It cannot account for the fact that aneuploidy (abnormal number of chromosomes) is "the rule rather than the exception" in cancer, since it predicts the occurrence of diploid (normal number of chromosomes) tumors. In fact, except for the rare cancers produced in the laboratory , diploidy does not seem to occur in human solid tumors . After a decade of searching we are not aware of any example of any type of cancer with balanced chromosomes.

2) The gene mutation hypothesis has yet to offer experimental proof of malignant transformation of a normal diploid cell by one or a combination of cellular oncogenes, or

3) to explain the acquisition of the many new functional and structural hallmarks of the cancer cell, such as invasiveness, dedifferentiation, altered morphology and genetic instability (despite essentially normal mutation rates), since most mutations are either silent or lead to loss of function.

4) The oncogene hypothesis cannot explain the growing list of non-mutating carcinogens like asbestos, aromatic hydrocarbons, mineral oil, or mitotic spindle blockers such as colcemid.

5) Nor can gene mutation explain the almost 1000-fold increase in cancer risk with age. As most (if not all) suspected oncogenes are perfectly heritable, cancer should be a disease of youth if tumor progression required the gradual accumulation of mutations.

The mounting evidence against the mutation theory of cancer explains why specific cancer genes have not resulted in clinical diagnostic markers of cancer and targets of therapeutic intervention. We, on the other hand, have chosen a different strategy of cancer diagnosis. We have considered a hundred years of scientific and medical observation, looking for the most characteristic differences between cancer cells and normal tissues.

3.2 The Rise of Chromosomal Imbalance

In 1890 David von Hansemann first described abnormal chromatin content and asymmetric mitoses in cancer cells . In 1914, Theodor Boveri proposed that cancer was caused by chromosomal imbalance (aneuploidy ) . There have been literally thousands of publications consistent with Boveri's historic proposal that aneuploidy causes/is cancer . However, over the last 25 years the gene mutation hypothesis has become so dominant that aneuploidy, still considered a viable candidate for cancer etiology by the editors of the Journal of the National Cancer Institute in 1966 , is today not even listed in the indexes of the most important molecular biology texts , and this is in spite of the fact that numeric chromosome imbalance is the most prominent genetic change in essentially all of over 20,000 solid tumors that have been examined to date .

While none of the "oncogenes" is a general diagnostic for cancer (not even a specific type of cancer), aneuploidy is always present in solid cancers . The mass of data accumulating on cancer "demonstrates the more general principle that some increase in chromosome number (most often to a mode centered in the triploid or hypotetraploid range) is associated with poorer prognosis, atypia, and other measures of tumor progression" .

3.3 100% Correlation between cancer and chromosomal imbalance

The scientific team behind AnuCyte have recently provided extremely strong experimental support and a firm theoretical foundation for the chromosomal imbalance theory of cancer. Peter Duesberg et al. have shown that aneuploidy is correlated 100% with chemical transformation of Chinese hamster cells using carcinogens that do not cause mutations . The fact that these non-mutagenic carcinogens always lead to aneuploid cells at the earliest stages of transformation is strong evidence that aneuploidy causes/is cancer.

3.4 Theory Comparisons

David Rasnick and Peter Duesberg have adapted the method of metabolic control analysis to investigate the aneuploidy hypothesis of cancer . The results show that transforming normal cells into robust cancer requires a 2-fold increase in the expression of thousands of normal genes. The massive change in gene dose produces abnormal changes in the physiology and metabolism of cells and tissues. Aneuploidy explains virtually all of the gross biochemical abnormalities of cancer cells (including increased cellular size, the appearance of numerous membrane-bound tumor-associated antigens and the high levels of secreted proteins that are responsible for invasiveness) as the natural consequence of aneuploidy. The well known genetic instability of cancer cells is due to the perpetual regrouping of the genome following the disruption of nuclear symmetry by aneuploidy. Aneuploid cells are less robust than normal cells. This result may be the basis for the age dependence of most cancers and the spontaneous remission of some. Finally, the results show that mutated genes are neither necessary nor sufficient to produce the cancer phenotype in wild-type organisms. Table I compares the explanatory powers of the gene mutation and aneuploidy theories of cancer.

TABLE I

Competing Hypotheses of Cancer
Properties of Cancer Explained	Gene Mutation 1	Aneuploidy 2

* large size of cancer cells

* numerous new membrane cancer antigens

* high levels of cancer secreted proteins

* invasiveness

* genetic instability of cancer cells

* non-mutagenic carcinogens

* 1000-fold increased cancer risk with age

* aneuploidy in all of more than 20,000 human cancers catalogued

* 60-90 chromosomes in cancer cells (normal cells have 46 chromosomes)

	no no no no no no no no no	yes yes yes yes yes yes yes yes yes

1 Cooper, G. M. Oncogenes. Boston: Jones and Bartlett Publishers, 1990; Bishop, J. M. The molecular genetics of cancer, Science. 235: 305-311, 1987; Weiss, R., Teich, N., Varmus, H., and Coffin, J. Molecular Biology of RNA Tumor Viruses. Plainview, NY: Cold Spring Harbor Lab. Press, 1985; Varmus, H. E. The Molecular Genetics of Cellular Oncogenes, Annu. Rev. Genet. 18: 533-612, 1984; Huebner, R. J. and Todaro, G. Oncogenes of RNA tumor viruses as determinants of cancer, Proceedings of the National Academy of Sciences (USA). 64: 1087-1094, 1969.

2 Li, R., Yerganian, G., Duesberg, P., Kraemer, A., Willer, A., Rausch, C., and Hehlmann, R. Aneuploidy 100% correlated with chemical transformation of Chinese hamster cells, Proceedings of the National Academy of Sciences (USA). 94: 14506-14511, 1997; Rasnick, D. and Duesberg, P. H. The aneuploidy theory of cancer and the analysis of phenotypes, submitted to Proceedings of the National Academy of Sciences (USA), 1998.

3.5 Chromosomal Imbalance the most direct, simple, and accurate way to detect cancer

The measurement of aneuploidy is a simple and robust way to diagnose/detect cancer, and provides an excellent market entry opportunity for an affordable state-of-the-art diagnostic test. Using chromosomal imbalance to diagnose cancer is so generally applicable and reliable that we expect it will become the gold standard of the industry worldwide.

In summary, the hundred-year-long correlation between chromosomal imbalance (aneuploidy) and all types of cancer provides a sound foundation upon which to detect cancer and offers an important opportunity for the company to pioneer and dominate an un-served niche of cancer diagnosis by:

1) analyzing whole chromosomes for chromosomal imbalance rather than the individual genes thought to cause cancer,

2) using a highly automated instrument operated through our proprietary software rather than human operators and manual testing,

3) successfully detecting the broad spectrum of solid cancers (the most lethal of cancers) since chromosomal imbalance is associated with them all,

4) diagnosing the cancer status of tumors that are currently impossible to characterize,

5) focusing on the market of standardized high volume tests, such as the Pap smear, carried out by clinical diagnostics laboratories rather than specializing as the current closest competitors do (see Competition) in the very different low volume FISH market for research laboratories.

Based on 11 years of research and development, we understand that no current company offers an automated system for the analysis of aneuploidy (chromosomal imbalance) in solid cancers. Accordingly, we believe that our entry into the market should be of significant use to clinical laboratories in the diagnosis of cancers of all types.

4 Cancer Detection Markets

4.1 Prostate & Cervical Cancers

According to the National Cancer Institute there are 207 different types of cancer . These cancers are among the leading causes of morbidity and mortality in the industrialized world. Since cancer is a disease of aging, the incidence of these diseases will increase dramatically as the "Baby Boomers" enter retirement age. Prostate cancer, for example, is a major health problem in the USA (Figs. 1a & 1b, 1995 and 2002 respectively).

In 1995, there were 244,000 new cases (up 44,000 from 1994) of prostate cancer and 40,400 deaths (up 2,400 from 1994) due to this disease . Carcinoma of the cervix is one of the most common malignancies in women, accounting for 15,700 new cases (6% of all cancers) and 4,900 deaths in the USA each year (Fig. 1a). Worldwide, cervical cancer is second only to breast cancer as the most common malignancy in both incidence and mortality .